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                                                                  EXHIBIT (a)(4)

                                  NORSTAN, INC.

                              NOTICE OF WITHDRAWAL

                   OF PREVIOUSLY TENDERED OPTIONS PURSUANT TO
                  THE OFFER TO EXCHANGE DATED DECEMBER 17, 2001

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                   THE WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M.,
                          CENTRAL, ON JANUARY 17, 2002,
                          UNLESS THE OFFER IS EXTENDED

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To:      Norstan, Inc.
         5101 Shady Oak Road
         Minnetonka, Minnesota 55343
         Attention: Mary Kiernan
         Telephone: 952.352.4194
         Facsimile: 952.352.4044

         I previously received a copy of the Offer to Exchange dated December 17, 2001, the Acceptance Letter and other related documents. I signed and returned the Acceptance Letter, in which I accepted Norstan, Inc.'s offer to exchange all of my options granted under the Norstan, Inc.'s Long-Term Incentive Plan, as amended (the " Plan"), with an exercise price of at least $15.00 per share, for new options to be granted under the Plan (the "Offer"). I now wish to change that acceptance and instead reject the Offer. I understand that by signing this Notice of Withdrawal and delivering it to Mary Kiernan by 11:59 p.m., Central Time on January 17, 2002, I will be able to withdraw my acceptance of the Offer and reject the Offer to exchange options instead. I have read and understand all the terms and conditions of the Offer to Exchange. I have read and understand the instructions attached to this Notice of Withdrawal.

         I understand that in order to reject the Offer, I must sign, date, and deliver this Notice of Withdrawal via facsimile to Mary Kiernan at Norstan, Inc. (fax number: 952.352.4044), or by mail or delivery, for receipt by Mary Kiernan by 11:59 p.m., Central Time on January 17, 2002.

         I understand that by rejecting the Offer, I will not receive any new options pursuant to the Offer and I will keep the old options that I have. These options will continue to be governed by the Plan, under which they were granted, and by the existing option agreement or agreements between Norstan, Inc., and me.

         I understand that I must withdraw all of the options that I previously tendered; I may not withdraw only a portion of my options previously tendered. Upon withdrawal of the previously



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tendered options, I understand that all such options will remain outstanding pursuant to their original terms and conditions, including their exercise prices and vesting schedule.

         I understand that I may not rescind this Notice of Withdrawal, and to once again accept the Offer to exchange options as to the withdrawn options, I must submit a new Acceptance Letter to Mary Kiernan via facsimile (fax number:
952.352.4044), or by mail or hand delivery, for receipt prior to 11:59 p.m., Central Time, on January 17, 2002.

         I am the person who signed the Acceptance Letter. I have signed this Notice of Withdrawal and printed my name exactly as it appears on the Acceptance Letter.

         I agree to all of the terms and conditions of the Offer and this Notice of Withdrawal.


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Signature                                         Date and Time


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Name and Title                                    Tax ID/SSN

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address

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telephone

         THIS NOTICE OF WITHDRAWAL MUST BE COMPLETED AND SIGNED IN THE SAME NAME THAT APPEARS ON THE ACCEPTANCE LETTER PREVIOUSLY SUBMITTED BY THE ELIGIBLE EMPLOYEE WHO TENDERED THE PREVIOUSLY TENDERED OPTIONS. IF THE SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OR ANOTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, THE SIGNER'S FULL TITLE MUST BE SPECIFIED AND PROPER EVIDENCE OF THE AUTHORITY OF SUCH PERSON TO ACT IN SUCH CAPACITY MUST BE SUBMITTED WITH THIS NOTICE.




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                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


         1. DELIVERY OF NOTICE OF WITHDRAWAL.

         A properly completed and executed original of this Notice of Withdrawal (or a facsimile of it) and any other documents required by this Notice of Withdrawal must be received by Mary Kiernan either by mail, hand delivery or by facsimile at the number listed on the front cover of this Notice of Withdrawal (fax number: 952.352.4044) on or before 11:59 p.m., Central Time, on January 17, 2002 (the "Expiration Date").

         The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Norstan, Inc. You may mail or deliver your Notice of Withdrawal to Mary Kiernan at Norstan, Inc., 5101 Shady Oak Road, Minnetonka, Minnesota, 55343, or you may fax it to Mary Kiernan at 952.352.4044 In all cases, you should allow sufficient time to ensure timely delivery.

         Although by submitting a Notice of Withdrawal you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Offer is extended by Norstan, Inc., beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer as to the withdrawn options, you must deliver a new signed and dated Acceptance Letter, or a facsimile of the Acceptance Letter, with the required information, to Norstan, Inc., while you still have the right to participate in the Offer. The withdrawn options will not be properly tendered for purposes of the Offer unless you properly re-tender those options before the Expiration Date by delivery of the new Acceptance Letter following the procedures described in the Instructions to the Acceptance Letter.

         If you wish to withdraw any of your tendered options from the Offer, you are required to withdraw all of the options you previously tendered. By signing this Notice of Withdrawal (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

         2. SIGNATURES ON THIS NOTICE OF WITHDRAWAL.

         The name and signature on this Notice of Withdrawal must correspond with the name and signature that appears on the Acceptance Letter pursuant to which the withdrawn options were previously tendered. If this Notice of Withdrawal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Norstan, Inc., of the authority of that person so to act must be submitted with this Notice of Withdrawal.




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         3. OTHER INFORMATION ON THIS NOTICE OF WITHDRAWAL.

         In addition to signing this Notice of Withdrawal, you must print your name and indicate the date and time at which you signed. You must also include a current telephone number.

         4. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

         Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice of Withdrawal, may be directed to Mary Kiernan at Norstan, Inc., 5101 Shady Oak Road, Minnetonka, Minnesota, 55343. Ms. Kiernan's telephone number is 952.352.4194 and her fax number is 952.352.4044. Copies will be furnished promptly at Norstan, Inc.'s expense.

         5. IRREGULARITIES.

         All questions as to the validity, form, eligibility (including time of receipt), and acceptance of this Notice of Withdrawal will be determined by Norstan, Inc., in its sole discretion. Norstan, Inc.'s determinations shall be final and binding on all parties. Norstan, Inc., reserves the right to reject any or all Notices of Withdrawal that Norstan, Inc., determines not to be in proper form or the acceptance of which may, in the opinion of Norstan, Inc.'s counsel, be unlawful. Norstan, Inc., also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice of Withdrawal, and Norstan, Inc.'s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice of Withdrawal will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices of Withdrawal must be cured within the time as Norstan, Inc., shall determine. Neither Norstan, Inc., nor any other person is or will be obligated to give notice of any defects or irregularities in Notices of Withdrawal, and no person will incur any liability for failure to give any such notice.

         Important: The Notice of Withdrawal (or a facsimile copy of it) together with all other required documents, must be received by Norstan, Inc., on or before the Expiration Date.

         6. ADDITIONAL DOCUMENTS TO READ.

         You should be sure to read the Offer to Exchange, dated December 17, 2001, and all documents referenced therein, before deciding whether or not to participate in the Offer.

         7. IMPORTANT TAX INFORMATION.

         You should refer to Section 13 of the Offer to Exchange, which contains important U.S. federal income tax information.




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